Exhibit 99.1

Solventum Reports Fourth Quarter 2024 Financial Results and Introduces 2025 Full-Year Guidance

•Reported sales increased 1.9% to $2.074 billion; organic sales increased 2.3%
•GAAP diluted Earnings Per Share (EPS) of $0.17; adjusted EPS1 of $1.41
•Generated $219 million in cash from operations; free cash flow of $92 million
•Introduces full-year 2025 organic sales growth, adjusted EPS and free cash flow guidance

ST. PAUL, Minn., February 27, 2025 /PRNewswire/ – Solventum (NYSE: SOLV) today reported financial results for the fourth quarter ended December 31, 2024.

"Solventum executed another quarter of solid performance, enabling us to deliver full year 2024 at the high end of our expectations,” said Bryan Hanson, chief executive officer of Solventum. “We’re successfully executing across all elements and phases of the 3-phased transformation plan we laid out at our 2024 Investor Day. We look forward to introducing our long-term strategic plan and financial targets to drive sustainable long-term growth and value creation at our upcoming 2025 Investor Day next month.”

Fourth Quarter 2024 Financial Results

3 months ended December 31, 2024 (Millions of dollars, except per share amounts)	GAAP	non-GAAP[1]
Sales	$2,074	$2,074
Operating income	$136	$422
Operating income margin	6.6%	20.4%
Diluted earnings per share (EPS)	$0.17	$1.41
Cash from operations/free cash flow[1]	$219	$92

Year Ended 2024 Financial Results

12 months ended December 31, 2024 (Millions of dollars, except per share amounts)	GAAP	non-GAAP[1]
Sales	$8,254	$8,254
Operating income	$1,036	$1,812
Operating income margin	12.6%	22.0%
Diluted earnings per share (EPS)	$2.76	$6.70
Cash from operations/free cash flow[1]	$1,185	$805

Reported and organic sales growth in the quarter reflect positive performance from all segments, which benefited from a softer quarterly comparison in the prior year. By segment, total Solventum organic sales growth was primarily driven by the MedSurg and Dental Solutions segments.

GAAP and adjusted operating income margin declined due to lower gross margins, including the impact from 3M supply agreement mark-up, and an increase in operating expenses related to public company stand-up costs and growth investments.

1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Segment and Total Company Net Sales for Fourth Quarter*
	Three months ended December 31,		Increase/(Decrease)
(Dollars in millions)	2024	2023	Total	Currency Impact	Other[2]	Organic
MedSurg	$1,174	$1,168	0.5%	(0.6)%	(0.7)%	1.8%
Dental Solutions	315	306	3.0	(0.8)	(0.4)	4.2
Health Information Systems	336	332	1.1	—	—	1.1
Purification and Filtration	235	230	2.0	(0.6)	(0.9)	3.5
Corporate and Unallocated[3]	14	—	NM	NM	NM	NM
Total Company	$2,074	$2,036	1.9%	(0.6)%	0.1%	2.3%

Segment and Total Company Net Sales for Year Ended 2024*
	Year ended December 31,		Increase/(Decrease)
(Dollars in millions)	2024	2023	Total	Currency Impact	Other[2]	Organic
MedSurg	$4,637	$4,632	0.1%	(0.6)%	(0.5)%	1.2%
Dental Solutions	1,295	1,329	(2.6)	(0.7)	(1.5)	(0.4)
Health Information Systems	1,306	1,285	1.6	—	—	1.6
Purification and Filtration	956	951	0.6	(0.7)	(0.9)	2.1
Corporate and Unallocated[3]	59	—	NM	NM	NM	NM
Total Company	$8,254	$8,197	0.7%	(0.5)%	—%	1.2%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

2Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Divestiture impacts include lost sales from the company’s dental anesthetics business that was sold in August 2023 and certain health care businesses retained by 3M India in connection with the spin-off.

3Corporate and unallocated includes sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off.

Full-Year 2025 Guidance

Solventum is providing its full-year 2025 guidance
•Organic sales growth of +1.0% to +2.0% (+1.5% to +2.5% excluding ~50bps of SKU Exit impact)
•Adjusted EPS of $5.45 to $5.65
•Free cash flow of $450M to $550M

Note: Full year 2025 guidance currently includes our Purification & Filtration segment. On February 25, 2025, we announced the sale of our Purification & Filtration segment. We will update our annual guidance after the transaction closes.

Organic sales, adjusted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

Please note Solventum’s full-year 2024 results includes Q1 2024 as a carve-out plus the remainder of the year as a stand-alone company starting April 1, 2024.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, February 27, at 4:30 p.m. Eastern Time to discuss its fourth quarter financial results and provide an update on its business. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results, and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the company’s website.
Forward Looking Statement
This news release contains forward-looking information about Solventum’s financial results and estimates and business prospects, including guidance for 2025, that contain or incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum’s control; (2) operational execution risks; (3) damage to Solventum’s reputation or its brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events; (5) Solventum’s business dealings involving third-party partners in various markets; (6) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers’ research budgets or government funding; (10) the timing and market acceptance of Solventum's new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to per-and polyfluoroalkyl substances; (16) risks related to the highly regulated environment in which Solventum operates; (17) risks associated with product liability claims; (18) climate change and measures to address climate change; (19) security breaches and other disruptions to information technology infrastructure; (20) Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights; (21) pension and postretirement obligation liabilities; (22) any failure by 3M Company (“3M”) to perform any of its obligations under the various separation agreements entered into in connection with the separation of Solventum from 3M and distribution (the “Spin-Off”); (23) any failure to realize the expected benefits of the Spin-Off; (24) a determination by the IRS or other tax authorities that the Separation or certain related transactions should be treated as taxable transactions; (25) indebtedness incurred in the financing transactions undertaken in connection with the Separation and risks associated with additional indebtedness; (26) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum's estimates; and (27) the impact of the Spin-Off on Solventum’s businesses and the risk that the separation from 3M may be more difficult, time-consuming or costly than expected, including the impact on Solventum's resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum's periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted earnings per share, and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q4 2024 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com

Solventum Corporation
CONSOLIDATED STATEMENTS OF INCOME*
(Dollars in millions, except per-share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023	2022
Net sales of product	$1,581	$1,546	$6,348	$6,296	$6,300
Net sales of software and rentals	493	490	1,906	1,901	1,830
Total net sales	2,074	2,036	8,254	8,197	8,130
Cost of product	830	761	3,172	3,023	2,953
Cost of software and rentals	125	117	489	481	482
Gross profit	1,119	1,158	4,593	4,693	4,695
Selling, general and administrative expenses	784	562	2,782	2,243	2,235
Research and development expenses	199	190	775	758	767
Operating income	136	406	1,036	1,692	1,693
Interest expense, net	107	—	367	—	—
Other expense (income), net	16	15	64	25	1
Income before income taxes	13	391	605	1,667	1,692
Provision for income taxes	(18)	119	127	321	349
Net Income	$30	$272	$479	$1,346	$1,343

Earnings per share:
Basic earnings per share	$0.17	$1.57	$2.77	$7.79	$7.78
Diluted earnings per share	0.17	1.57	2.76	7.79	7.78
Weighted-average number of share outstanding:
Basic	173.4	172.7	173.2	172.7	172.7
Diluted	174.5	172.7	173.7	172.7	172.7
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONSOLIDATED BALANCE SHEETS*
(Dollars in millions, except per-share data)
(Unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$762	$194
Accounts receivable — net of allowances of $86 and $82	1,044	1,313
Due from related parties	185	—
Inventories
Finished goods	539	453
Work in process	190	171
Raw materials and supplies	236	233
Total inventories	965	857
Other current assets	293	155
Total current assets	3,249	2,519
Property, plant and equipment — net	1,622	1,457
Goodwill	6,377	6,535
Intangible assets — net	2,544	2,902
Other assets	665	530
Total assets	$14,457	$13,943
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$200	$—
Accounts payable	618	477
Due to related parties	272	—
Unearned revenue	572	574
Other current liabilities	1,041	677
Total current liabilities	2,703	1,728
Long-term debt	7,810	—
Pension and postretirement benefits	350	166
Deferred income taxes	225	231
Other liabilities	410	152
Total liabilities	$11,498	$2,277

Equity
Common stock par value, $0.01 par value, 750,000,000 shares authorized	$2	$—
Shares issued and outstanding - December 31, 2024: 172,785,606
Shares issued and outstanding - December 31, 2023: 0
Additional paid-in capital	3,771	—
Retained earnings	242	—
Net parent investment	—	12,003
Accumulated other comprehensive income (loss)	(1,056)	(337)
Total equity	2,959	11,666
Total liabilities and equity	$14,457	$13,943
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS*
(Dollars in millions)
(Unaudited)

	Year ended December 31,
(Millions)	2024	2023	2022
Cash Flows from Operating Activities
Net income	$479	$1,346	$1,343
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	555	561	578
Postretirement benefit plan expense	34	41	64
Stock-based compensation expense	112	39	37
Gain on business divestitures	—	(56)	—
Deferred income taxes	(155)	(142)	(141)
Changes in assets and liabilities
Accounts receivable	43	(129)	(32)
Due from related parties	233	—
Inventories	(132)	23	(82)
Accounts payable	266	105	25
Due to related parties	(565)	—	—
All other operating activities	315	127	(113)
Net cash provided by operating activities	1,185	1,915	1,679

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(380)	(290)	(251)
Proceeds from sale of business	—	60	—
Other — net	—	—	(2)
Net cash used in investing activities	(380)	(230)	(253)

Cash Flows from Financing Activities
Repayment of debt	(300)	—	—
Net transfers to 3M	(8,251)	(1,553)	(1,456)
Proceeds from long-term debt, net of issuance costs	8,303	—	—
Other — net	8	1	(4)
Net cash used in financing activities	(240)	(1,552)	(1,460)

Effect of exchange rate changes on cash and cash equivalents	3	—	4

Net increase (decrease) in cash and cash equivalents	568	133	(30)
Cash and cash equivalents at beginning of year	194	61	91
Cash and cash equivalents at end of year	$762	$194	$61
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation and Subsidiaries*
BUSINESS SEGMENTS
(Unaudited)

Operating segments include components of an enterprise where separate financial information is available that is evaluated regularly by the company’s Chief Operating Decision Maker ("CODM") for the purpose of assessing performance and allocating resources. The company’s CODM is its Chief Executive Officer. The primary profitability measurement used by the CODM to review segment operating results is segment operating income. The CODM uses segment operating income to allocate resources during the annual strategic planning process and then holds the segments accountable to the resourcing decisions during the annual budgeting process.The company's operating activities are managed through four operating segments: MedSurg, Dental Solutions, Health Information Systems, and Purification and Filtration. There have been no changes to the composition of the segments or to financial information reported within each of the business segments. These segments have been identified based on the nature of the products sold and how the company manages its operations. Transactions among reportable segments are recorded at cost. No operating segments have been aggregated to form reportable segments.
Corporate and Unallocated includes amortization of acquired intangible assets, restructuring and related charges, benefits or costs related to capitalized manufacturing variances, spin-off and separation related costs and other net costs that the company chose not to allocate directly to its business segments. Spin-off and separation related costs include any costs incurred as part of our separation from 3M and costs to setup operations as a standalone company, including system implementations, manufacturing relocation, legal entity separation, certain equity awards granted as part of the spin-off, profit mark-ups on transition service arrangements with 3M and other one-time costs.
Corporate and Unallocated also includes sales and cost of sales related to products supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis. Business segment operating income is reconciled to total operating income below:

BUSINESS SEGMENT INFORMATION
	Three months ended December 31, 2024			Three months ended December 31, 2023

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
MedSurg	$1,174	$208	17.8%	$1,168	$278	23.8%
Dental Solutions	315	73	23.3	306	93	30.4
Health Information Systems	336	114	34.1	332	119	35.8
Purification and Filtration	235	16	6.9	230	28	12.2
Total business segment operating income		$411			$518
Corporate and Unallocated:
Amortization expense		$(88)			$(89)
Other Corporate and Unallocated		(187)			(23)
Total Corporate and Unallocated	14	(275)	NM	—	(112)	NM
Total Company	$2,074	$136	6.6%	$2,036	$406	19.9%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
BUSINESS SEGMENTS – (CONTINUED)*
(Unaudited)

BUSINESS SEGMENT INFORMATION
	Year ended December 31, 2024			Year ended December 31, 2023

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
MedSurg	$4,637	$887	19.1%	$4,632	$1,107	23.9%
Dental Solutions	1,295	350	27.0	1,329	442	33.3
Health Information Systems	1,306	431	33.0	1,285	423	32.9
Purification and Filtration	956	94	9.9	951	162	17.0
Total business segment operating income		$1,762			$2,134
Corporate and Unallocated:
Amortization expense		$(349)			$(365)
Other Corporate and Unallocated		(377)			(77)
Total Corporate and Unallocated	59	(726)	NM	—	(442)	NM
Total Company	$8,254	$1,036	12.6%	$8,197	$1,692	20.6%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the company use non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) Adjusted operating income, and adjusted operating income margin, (2) Adjusted earnings per share, and (3) Free cash flow. Managements believe that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, and spin-off and separation-related costs. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The company believes adjusted operating income and adjusted operating income margin provide investors with visibility into the company's unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted operating income should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, spin-off and separation-related costs, and legal entity restructuring costs. The company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the company evaluate the business. However, adjusted earnings per share should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended December 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses[7]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,074	$955	54.0%	$983	$136	6.6%	$123	$13	$30	$0.17	(142.0)%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(88)	88	4.2	—	88	73	0.42
Restructuring costs (a)	—	(23)	1.0	(42)	65	3.1	—	65	53	0.30
Spin-off and separation-related costs (b)	—	(24)	1.2	(108)	132	6.4	—	132	99	0.57
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	(10)	(0.06)
Non-GAAP	$2,074	$908	56.2%	$745	$422	20.4%	$123	$299	$247	$1.41	17.4%

	Three months ended December 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses[7]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,036	$878	56.9%	$752	$406	19.9%	$15	$391	$272	$1.57	30.4%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(89)	89	4.4	—	89	75	0.43
Restructuring costs (a)	—	(6)	0.3	(7)	13	0.6	—	13	10	0.06
Spin-off and separation-related costs (b)	—	—	—	(20)	20	1.0	—	20	18	0.11
Non-GAAP	$2,036	$872	57.2%	$636	$528	25.9%	$15	$513	$375	$2.17	26.9%
__________
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Consists of severance associated with restructuring programs.
(b)Consists of costs specifically incurred in connection with the separation from 3M.
(c)Consists of tax impacts for legal entity restructuring in connection with the separation from 3M.

6Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total company cost of sales.
7Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total company other operating expenses.
8 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Consolidated Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Year ended December 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses[7]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$8,254	$3,661	55.6%	$3,557	$1,036	12.6%	$431	$605	$479	$2.76	20.9%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(349)	349	4.2	—	349	291	1.68
Restructuring costs (a)	—	(28)	0.3	(50)	78	0.9	—	78	61	0.35
Spin-off and separation-related costs (b)	—	(74)	0.9	(275)	349	4.2	(38)	387	306	1.76
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	25	0.14
Non-GAAP	$8,254	$3,559	56.9%	$2,882	$1,812	22.0%	$392	$1,419	$1,162	$6.70	18.1%

	Year ended December 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses[7]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[8]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$8,197	$3,504	57.3%	$3,001	$1,692	20.6%	$25	$1,667	$1,346	$7.79	19.3%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—		(365)	365	4.5	—	365	307	1.78
Restructuring costs (a)	—	(18)	0.2	(33)	51	0.6	—	51	41	0.24
Spin-off and separation-related costs (b)	—	—		(20)	20	0.3	—	20	18	0.10
Gain on business divestitures	—	—		56	(56)	(0.7)	—	(56)	(40)	(0.23)
Non-GAAP	$8,197	$3,486	57.5%	$2,639	$2,072	25.3%	$25	$2,047	$1,672	$9.68	18.3%
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*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Consists of severance associated with restructuring programs.
(b)Consists of costs specifically incurred in connection with the separation from 3M.
(c)Consists of tax impacts for legal entity restructuring in connection with the separation from 3M.

6Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total company cost of sales.
7Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total company other operating expenses.
8 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Consolidated Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the company uses these measures as an indication of the strength of the company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended December 31,		Year ended December 31,
Major GAAP Cash Flow Categories	2024	2023	2024	2023
Net cash provided by operating activities	$219	$547	$1,185	$1,915
Net cash used in investing activities	(127)	(88)	(380)	(230)
Net cash used in financing activities	(104)	(306)	(240)	(1,552)

Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$219	$547	$1,185	$1,915
Purchases of property, plant and equipment	(127)	(88)	(380)	(290)
Free cash flow*	92	459	805	1,625
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*Non-GAAP financial measure.